Exhibit (t)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Jane E. Trust, Christopher Berarducci and Marc De Oliveira with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee and/or officer of Franklin Managed Municipal Income Trust, a registration statement on Form N-2 (including amendments, post-effective amendments and prospectus supplements thereto) and all other documents in connection therewith, including, without limitation, any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, (the “Securities Act”), to be filed with the Securities and Exchange Commission pursuant to the Securities Act and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

IN WITNESS WHEREOF, I have executed this instrument as of the 26th day of July, 2026.

/s/ Jane E. Trust Jane E. Trust	President, Chief Executive Officer and Trustee

/s/ Christopher Berarducci Christopher Berarducci	Treasurer and Principal Financial Officer

/s/ Robert D. Agdern Robert D. Agdern	Trustee

/s/ Carol L. Colman Carol L. Colman	Trustee

/s/ Eileen A. Kamerick Eileen A. Kamerick	Chair, Trustee

/s/ Nisha Kumar Nisha Kumar	Trustee

/s/ Anthony Grillo Anthony Grillo	Trustee

/s/ Peter Mason Peter Mason	Trustee

/s/ Hillary A. Sale Hillary A. Sale	Trustee